UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16200 Dallas Parkway, Suite 190, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

(a)  Resignation of independent registered public accounting firm.

On November 1, 2014, T Bancshares, Inc. (the “Company”) was informed by its independent registered public accounting firm, JonesBaggett LLP (“JonesBaggett”) that it has combined its practice (the “Merger”) with Whitley Penn LLP (“Whitley Penn”) effective as of November 1, 2014. As a result of the Merger, JonesBaggett effectively resigned as the Company’s independent registered public accounting firm and Whitley Penn, as the successor to JonesBaggett following the Merger, became the Company’s independent registered public accounting firm. The engagement of Whitley Penn was approved by the Audit Committee of the Board of Directors of the Company on November 5, 2014.

During 2014 and through the effective date of the Merger, there were no disagreements with JonesBaggett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to JonesBaggett’s satisfaction would have caused JonesBaggett to change its interim reviews of the financial statements for such period. During 2014 and through November 1, 2014, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Whitley Penn (as successor by merger of JonesBaggett) with a copy of the foregoing disclosure and requested Whitley Penn to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the letter furnished by Whitley Penn, dated November 5, 2014, is filed as Exhibit 16.2 to this Current Report on Form 8-K.

(b)  Engagement of new independent registered public accounting firm.

On November 5, 2014, the Audit Committee of the Board of Directors of the Company approved the engagement of Whitley Penn as the Company’s independent registered public accounting firm, effective as of November 1, 2014.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.                                Description

Exhibit 16.1	Declination Letter from JonesBaggett LLP, dated October 31, 2014

Exhibit 16.2	Letter from Whitley Penn, LLP to the Securities and Exchange Commission, dated November 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: November 5, 2014	By:	/s/ Patrick Howard
Patrick Howard
President and Chief Executive Officer/Principal Executive Officer